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                                                                    EXHIBIT 23.1


             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

We consent to the use in this Current Report on Form 8-K/A under the Securities Exchange Act of 1934 filed by Nortel Networks Corporation dated October 20, 2000 of our report on Alteon WebSystems, Inc. dated July 19, 2000 (July 28, 2000 as to Note 15).


/s/Deloitte & Touche LLP

San Jose, California
October 18, 2000